Exhibit 99.1

Arcadia Biosciences (RKDA) Announces First Quarter 2025

Financial Results and Business Highlights

-- Revenues increase 22% year over year driven by 90% growth in Zola® --

-- Arcadia sells patents for $750K and eliminates $1M in liabilities --

-- Roosevelt agreement amended to provide greater certainty regarding exchange ratio --

DALLAS, Texas (May 8, 2025) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the first quarter of 2025. The company has scheduled a conference call at 2:00 p.m. Eastern time (11:00 a.m. Pacific time) to discuss first-quarter results and key strategic achievements.

“The momentum we experienced in the second half of 2024 has continued into 2025, and we are very pleased with our first quarter results,” said T.J. Schaefer, CEO of Arcadia. “Zola® coconut water continues to thrive and significantly outperform the category, with sales increasing 90% and distribution growing 70% year-over-year. Our gross margins have now exceeded 30% for nine straight quarters, and our operating expenses are near their lowest level in 10 years, even with half a million dollars in transaction fees.

“In addition to our strong brand performance, we also made significant progress exiting our legacy business by monetizing our intellectual property, selling select patents for $750,000, eliminating $1 million in liabilities, and streamlining operations ahead of the pending business combination with Roosevelt Resources.

“Our business combination with Roosevelt continues to move forward. We recently amended our exchange agreement with Roosevelt to establish a fixed equity share ratio of 90%/10% between the Roosevelt partners and Arcadia stockholders, respectively, providing a greater level of ownership certainty post-transaction for Arcadia’s stockholders,” Schaefer stated. “The amendment also extends the anticipated timeline for the exchange transaction, which we believe is on track to be completed towards the end of the summer, subject to approval by the company's stockholders.”

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2025	2024	Favorable / (Unfavorable)
			$	%
Total revenues	1,200	987	213	22%
Total operating expenses	670	2,575	1,905	74%
Income (loss) from continuing operations	530	(1,588)	2,118	133%
Net income (loss) attributable to common stockholders	2,599	(2,423)	5,022	207%

Certain previously reported financial information has been reclassified to conform to the current year presentation. Reclassifications are related to the presentation of the financial results of our former GoodWheatTM brand as discontinued operations. The financial information above and narrative that follows relate to continuing operations unless stated otherwise.

More detailed financial information is included in the company's Report on Form 8-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), available in the Investors section of the company’s website under SEC Filings.

Revenues

Revenues increased $213,000, or 22%, and consisted entirely of Zola coconut water sales during the first quarter of 2025 compared to the same period in 2024. Zola revenues increased $567,000, or 90% during the first quarter of 2025 compared to the same period in 2024. This was primarily driven by an increase in distribution resulting in higher sales volume. The company did not implement any price increases during 2024 or the first quarter of 2025. Revenues during the first quarter of 2024 included $354,000 from GLA oil.

Operating Expenses

Operating expenses decreased $1.9 million during the first quarter of 2025 compared to the same period in 2024, primarily driven by decreases in selling, general and administrative expenses (SG&A) and other operating expenses, offset by an increase in cost of revenues.

Cost of revenues increased by $211,000, or 45%, and consisted entirely of Zola coconut water costs during the first quarter of 2025 compared to the same period in 2024. Zola cost of revenues increased $244,000, or 56% during the first quarter of 2025 compared to the same period in 2024 driven by the increase in Zola unit sales. Cost of revenues during the first quarter of 2024 included $33,000 from GLA oil.

SG&A decreased by $324,000, or 16%, during the first quarter of 2025 compared to the same period in 2024 driven by operating costs and employee related costs in 2024 that were absent in 2025.

Other operating expenses decreased by $1.9 million during the first quarter of 2025 compared to the same period in 2024 due to the $750,000 gain on sale of our reduced gluten and oxidative stability patent portfolios in March 2025, and $1.0 million gain related to the change in fair value of contingent consideration liability.

Net Loss Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2025 was $2.6 million, or $1.90 per share, a $5.0 million improvement from the $2.4 million net loss, or $1.78 per share, net loss for the first quarter of 2024. The improvement in net income attributable to common stockholders for the first quarter of 2025 compared to the same period in 2024 was primarily driven by the $750,000 gain on sale of our reduced gluten and oxidative stability patent portfolios in March 2025, $1.0 million gain related to the change in fair value of contingent consideration liability, and the $1.9 million gain related to the change in fair value of common stock warrant and option liabilities.

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Conference Call and Webcast

The company has scheduled a conference call for 2:00 p.m. Eastern time (11:00 a.m. Pacific time) to discuss first-quarter results and key strategic achievements. Interested participants can join the conference call using the following options:

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An audio-only webcast of the conference call will be available, with a link posted in the Investors section of Arcadia’s website at www.arcadiabio.com.

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To join the live call, please register here, and a dial-in number and unique PIN will be provided.

Following completion of the call, a recorded replay will be available in the Investors Section of the company’s website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the company and its products, including statements relating to the company’s growth, cash position, operating costs, financial performance, commercialization of products, strategic transactions and expected business combination transaction with Roosevelt Resources. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2024, registration statement on Form S-4 initially filed with the SEC on February 14, 2025, and other filings. These forward-looking statements speak only as of the date hereof, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

No Offer or Solicitation

As previously reported on a Report on Form 8-K filed by the company with the SEC, on December 4, 2024, the company, Roosevelt Resources, LP, a Texas limited partnership (Roosevelt), and certain other parties entered into a Securities Exchange Agreement (Exchange Agreement) providing for the combination of the two companies in an all-stock transaction. Under the terms of the Exchange Agreement, at the closing of the transactions contemplated by the Exchange Agreement, Arcadia will issue to the partners of Roosevelt shares of Arcadia common stock in exchange for all of the equity interests in Roosevelt.

This press release, including the information contained herein, is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, no offer will be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information for Stockholders

In connection with the proposed transaction, Arcadia intends to file relevant materials with the SEC and previously filed a Registration Statement on Form S-4 (Registration Statement) that includes a preliminary proxy statement/prospectus, with the SEC on February 14, 2025. After the Registration Statement is declared effective by the SEC, Arcadia intends to mail a definitive proxy statement/prospectus to the stockholders of Arcadia. This press release is not a substitute for the proxy statement/ prospectus or the Registration Statement or for any other document that Arcadia may file with the SEC and send to Arcadia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCADIA ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ARCADIA WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCADIA, ROOSEVELT, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Arcadia with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Arcadia will be available free of charge from Arcadia’s website at www.arcadiabiosciences.com under the “Investors” tab. In addition, investors and stockholders should note that Arcadia communicates with investors and the public using its website (www.arcadiabio.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Arcadia with the SEC. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Proxy Solicitation

Arcadia, Roosevelt and their respective directors, partners and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Arcadia’s stockholders in connection with the proposed transactions. Information regarding the officers and directors of Arcadia is included in Arcadia’s most recent Annual Report on Form 10-K, as amended, filed with the SEC, including any information incorporated therein by reference, its definitive proxy statement for its 2024 annual meeting filed with the SEC on May 16, 2024, and in the Registration Statement initially filed with the SEC on February 14, 2025, and any amendments thereto as filed with the SEC. Additional information regarding such persons, as well as information regarding Roosevelt’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus, and any amendments thereto, and other materials, when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained from the sources indicated above.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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